Exhibit 99.1

METROSPACES, INC RECEIVES FUNDING FOR CARACAS LUXURY RESIDENTIAL CONDOMINIUM DEVELOPMENT.

MIAMI, FL-(PRNEWSWIRE (August 26th, 2013) Metrospaces, Inc. (OTCQB: MSPC) Today announced the company secured the funding for the development of the “La Tour 320” Caracas Luxury Residential Condominium Development.

Metrospace President, Oscar Brito today confirmed the company received funding approval from Banco Activo, a prominent Venezuela Commercial Banking Institution for the construction of  9 Luxury Units  of  the  La Tour 320 Luxury condominium project. The development, scheduled to be  fully completed by late 2014  is estimated to return a market value of  $4M (US) to the company.

Mr. Brito, stated, “The funds are already available to the company and with this financing, we will be able to meet the construction costs for this high-end luxury residential condominium project.  We expect to finalize the project within 18-20 months.”

The necessary permits have already been submitted  by Metrospaces and ground breaking to start construction immediately.

About Metrospaces:

Metrospaces www.metrospaces.net  is a publicly traded real estate investment and Development Company which acquires land, designs, builds, and develops then  resells condominiums and Luxury  High-End Hotels, principally in urban areas of Latin America. The company’s current projects are located in Buenos Aires, Argentina, and Caracas, Venezuela.

Relevant Links:
www.metrospaces.net
www.bancoactivo.com

Safe Harbor Statement.
Statements in this news release may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and Metrospaces Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

Company Contact: Tel: 305-600-0407
Investor Relations: investors@metrospaces.net